SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the  Registrant [X]
Filed by a Party other than the  Registrant [ ]
Check the appropriate box:


[ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the
                                       Commission Only (as permitted by Rule
                                       14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.



                              NETWOLVES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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
                              NETWOLVES CORPORATION
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 23, 2001
                                 ---------------

To our Shareholders:

     An annual meeting of shareholders will be held at 2502 Rocky Point Drive, Suite 740, Tampa, Florida 33607 on Friday, February 23, 2001 beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1.   Election of two directors.

     2.   Approval of our 2000 Stock Option Plan, as set forth in Exhibit A.

     3.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on December 27, 2000, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to shareholders on or about January 17, 2001.

                                   By Order of the Board of Directors,

                                           WALTER M. GROTEKE
                                         Chairman of the Board

Dated:  January 17, 2001
Melville, New York

                              NETWOLVES CORPORATION
                         200 Broadhollow Road, Suite 200
                            Melville, New York 11747

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            Friday, February 23, 2001

                                 ---------------

     Our Annual Meeting of Shareholders will be held on Friday, February 23, 2001 at 2502 Rocky Point Drive, Suite 740, Tampa, Florida 33607 at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting on the following:
--   election of two directors;
--   approval of our 2000 Stock Option Plan.

In addition, our management will report on our performance during fiscal 2000 and respond to your questions.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on December 27, 2000. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:
--   by attending the meeting or
--   by completing, signing and returning the enclosed proxy card.


Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and FOR approval of our 2000 Stock Option Plan.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Co., 800-937-5449.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of December 27, 2000 must be present at the meeting. This is referred to as a quorum. On December 27, 2000, there were 8,742,613 shares outstanding and entitled to vote.

What vote is required to approve each item?

     The affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required for approval of the election of directors and approval of the 2000 Stock Option Plan. Shares not voted, including abstentions, will have no effect on the vote for the election of directors and the 2000 Stock Option Plan.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     Our by-laws provide for a board of directors consisting of not less than three nor more than seven directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. Our board of directors now consists of five directors as set forth below.

         Class I                       Class II                    Class III
         -------                       --------                    ---------
(To serve until the Annual    (To serve until the Annual   (To serve until the Annual
 Meeting of Shareholders        Meeting of Shareholders      Meeting of Shareholders
         in 2000)                       in 2001)                    in 2002)
--------------------------     -------------------------    -------------------------
Ed Lavin (1)(2)                James A. Cannavino (1)(2)       Walter M. Groteke
Myron Levy(1)(2)                                               Walter R. Groteke
---------

(1)  Member of Audit Committee
(2)  Member of Compensation Committee

     Ed Lavin and Myron Levy, directors in Class I, are to be elected at this Annual Meeting of Shareholders to hold office until the Annual Meeting of Shareholders in 2003 or until their successors are duly elected and qualified.

     Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Nominee Biographies

     Ed Lavin has been a director of the Company since February 1999. Since May 2000, Mr. Lavin has been President and Chief Executive Officer of Hawkeye Group, a telecommunications company. From March 1999 until May 2000, Mr. Lavin was Chairman and Chief Executive Officer of Staples Communications, a subsidiary of Staples Corporation. Mr. Lavin began his career at ADT from 1967 to 1972. In 1970 he was promoted into ADT's National Accounts Division. Mr. Lavin then joined the L. M. Ericcson Company of Sweden from 1973 to 1979 where he served as Vice President of Sales in the United States. Mr. Lavin immigrated to Canada in 1980 to form Canadian Telecommunications Group and was Chairman and CEO of Canadian Telecommunications Group (CTG) from 1980 to 1986. Mr. Lavin moved to TIE Communications where he served as president from 1987 to 1990. TIE Communications acquired Centel Communications, which was later merged with WilTel Communications where he served as CEO from 1990 to 1993. In November 1993, Mr. Lavin founded Quest America, a telecommunications consulting company based in Boston, Massachusetts. On April 10, 1996, Mr. Lavin led a group that acquired Executone Information Systems' Network Division. The purchaser was a group financed by Bain Capital, Inc. of Boston, Massachusetts. The company name was later changed to Claricom, Inc. In March 1999, Claricom successfully merged its business with Staples Corporation.

     Mr. Myron Levy has been a director of the Company and chairman on our audit committee since November 2000. Mr. Levy has been the President of Herley Industries, Inc. since June 1993 and served as Executive Vice President and Treasurer since May 1991, and prior thereto as Vice President for Business

Operations and Treasurer since October 1988. For more than ten years prior to joining Herley Industries, Inc., Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice-President, by Griffon Corporation (formerly Instrument Systems Corporation). Mr. Levy is a certified public accountant and held various positions with Arthur Andersen LLC for the nine years prior to his employment by Griffon Corporation.

Standing Director Biographies

     Walter M. Groteke, a co-founder of the Company, has been Chairman of the Board, Chief Executive Officer and a director of the Company since June 1998. Mr. Groteke is responsible for planning, developing and establishing policies and business objectives for the Company. From June 1995 until 1997, Mr. Groteke was regional business development manager for Techmatics, Inc. an information systems Department of Defense contractor. From May 1993 to June 1995, Mr. Groteke was senior account manager for NYNEX's strategic account management program.

     Walter R. Groteke has been a director of the Company since February 1999 and Vice President - Sales and Marketing since August 1998. From 1995 through July 1998, Mr. Groteke was a regional and district sales manager for GTE Florida and GTE Communications Corporation. Mr. Groteke founded Hawk Telecom in 1975 and was President until its sale in 1994. Mr. Groteke is the father of Walter M. Groteke.

     James A. Cannavino has been a director of the Company since April, 2000. Mr. Cannavino is President and Chief Executive Officer of CyberSafe, Inc., a corporation specializing in network security. He was the President and Chief Executive Officer of Perot Systems Corporation through July 1997, and prior to that was a Senior Vice President at IBM, responsible for strategy and development. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the board of IBM's integrated services and solutions company. Mr. Cannavino is the Chairman of the Board of Direct Insite Corp. and currently serves on the boards of National Center for Missing and Exploited Children, 7th Level, Inc. and Marist College.

Directors' Compensation

     Directors who are not our employees receive an annual fee of $1,500 and a fee of $1,000 for each board of directors or committee meeting attended.

     During the fiscal year ended June 30, 2000 there were

     --   four meetings of the Board of Directors,
     --   one meeting of the Audit Committee, and
     --   two meetings of the Compensation Committee.

     Our Audit Committee is involved in discussions with management and our independent public accountants with respect to financial reporting and our internal accounting controls. The committee recommends to the board the appointment of our independent auditors. The independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. Our Compensation Committee awards stock options to officers and employees and recommends executive compensation. See "Compensation Committee Report on Executive Compensation." We have no standing nominating committee. Each director attended or participated in at least 75% of the meetings of the board of directors and the committees on which he served.

               PROPOSAL 2 - ADOPTION OF THE NETWOLVES CORPORATION
                             2000 STOCK OPTION PLAN


Introduction

     At the meeting, you will be asked to adopt the NetWolves Corporation 2000 Stock Option Plan. The board adopted the 2000 Stock Option Plan in July, which adoption is not subject to stockholder approval.


     We believe that our long-term success depends upon our ability to attract and retain qualified directors, officers, employees and consultants and to motivate their best efforts on our behalf. Our directors, officers, other employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2000 Stock Option Plan. We believe that the 2000 Stock Option Plan has been and will continue to be an important part of our compensation of directors, officers, employees and consultants, particularly since as of December 1, 2000, we only have approximately 42,000 shares available for grant under our other existing stock option plan.

     The 2000 Stock Option Plan, as amended, is set forth as Exhibit A to this proxy statement. The principal features of the 2000 Stock Option Plan, as amended, are summarized below, but the summary is qualified in its entirety by the full text of the 2000 Stock Option Plan, as amended.

Stock Subject to the Plan

     The stock to be offered under the 2000 Stock Option Plan consists of shares of our common stock, whether authorized but unissued or reacquired. Up to 1,500,000 shares of common stock may be issuable upon the exercise of all stock options under the 2000 Stock Option Plan. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. As of December 1, 2000, 1,194,250 .options have been issued under the 2000 Stock Option Plan, of which 450,000 options have been issued to Walter M. Groteke and 100,000 options to Walter R. Groteke.

Administration of the Plan

     The 2000 Stock Option Plan is to be administered by our board of directors or by a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation committee will administer the 2000 Stock Option Plan.

     Subject to the terms of the 2000 Stock Option Plan, the board of the committee may determine and designate the individuals who are to be granted stock options under the 1999 Stock Option Plan, the number of shares to be subject to options and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the 2000 Stock Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 2000 Stock Option Plan. The committee may amend or modify any outstanding stock option in any manner not inconsistent with the terms of the Plan.

Grant of Options

     Our directors, officers, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2000 Stock Option Plan.

     The options granted under the 1999 Stock Option Plan are non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option. The committee must adjust the option price, as well as the number of shares subject to option, in the event of stock splits, stock dividends, recapitalization and certain other events involving a change in our capital.

Exercise of Stock Options

     Stock options granted under the 2000 Stock Option Plan shall expire not later than ten years from the date of grant.

     Stock options granted under the 2000 Stock Option Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. Unless otherwise provided by the committee, and except in the manner described below upon the death or total disability of the optionee, a stock option may be exercised only in installments as follows: up to one-third of the subject shares on and after the first anniversary of the date of grant, two-thirds on or after the second anniversary of the date of grant, and up to all of the subject shares on and after the third anniversary of the date of the grant of such option, but in no event later than the expiration of the term of the option.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code of 1986, as amended, resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him or his permitted transferee and cannot be exercised by him or his permitted transferee unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), an option may be exercised for a period of three months after this termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment by total disability, the optionee or his permitted transferee may exercise such options at any time within three years after his termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment or provision of services (other than for total disability) or (3) within three years after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of three years from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Change in Control

     In the event of a "change in control," (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty
(60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

     For the purposes of the 2000 Stock Option Plan, a change in control is defined as

          (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

          (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as defined in the plan), are elected within any single 12-month period to serve on the Board of Directors; or

          (iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

          (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying change in control under subparagraphs (i),
     (ii) or (iii) of this paragraph (b),consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

     We understand that under present federal tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

     Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers, or more than 10% shareholders are subject to the "short-wing" insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

     Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

     If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquainted shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price i paid in cash or in shares of common stock.

     We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

     When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Recommendation of the Board

     Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers, employees, directors and consultants by tying their interests to our shareholders' interests.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the special meeting is required for approval by shareholders of the 2000 Stock Option Plan. However, even without such approval, the 2000 Stock Option Plan will continue in full force and effect.

     Our board of directors recommends a vote FOR approval of the 2000 Stock Option Plan.

                                 STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of December 1, 2000, of (i) each person known by the Company to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of the Company's executive officers and directors and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

                                      Common Stock
                                      Beneficially        % of Outstanding
Name of Beneficial Owner (9)             Owned                 Shares
----------------------------          ------------        ----------------
Direct Insite Corp.                   2,000,000 (1)            22.9%
Greenleaf Capital Partners, LLC         861,360                 9.9%
Walter M. Groteke                     2,853,064 (2)            31.1%
Daniel G. Stephens                      628,064 (3)             7.0%
Walter R. Groteke                       175,000 (4)             2.0%
Peter C. Castle                         120,833 (5)             1.4%
James A. Cannavino                      200,000 (6)             2.2%
Ed Lavin                                 50,000                    *
Myron Levy                               55,000 (7)                *
Kirlin Securities, Inc.                 500,000 (8)             5.4%
Executive officers and
 directors as a group (6 persons)     3,453,897                37.8%
---------------

*  less than one percent (1%)

(1) The voting rights to these shares are held by Mr. Walter M. Groteke pursuant to the terms of a voting agreement.
(2) Includes 2,000,000 shares owned by Direct Insite Corp. covered by a voting agreement, options to purchase 225,000 shares of common stock at $5.00 per share and warrants to purchase 200,000 shares of common stock at an option price of $1.63 per share. Does not include options to purchase 225,000 shares of common stock at $5.00 per share.
(3)  Includes warrants to purchase 200,000 shares at $1.63 per share.
(4) Includes options to purchase 50,000 shares at $5.00 per share. Does not include 200,000 warrants at $1.63 per share.
(5) Includes options to purchase 50,833 shares of common stock at $5.00 per share and options to purchase 65,000 shares of common stock at $12.00 per share. Does not include options to purchase 64,167 shares of common stock at $5.00 per share.
(6) Represents a warrant issued to Mr. Cannavino for joining the Board of Directors to purchase 200,000 shares of common stock at an exercise price of $10.00 per share.
(7) Includes a warrant issued to Mr. Levy for joining the Board of Directors to purchase 50,000 shares of common stock at an exercise price of $5.00 per share.
(8) Includes warrants currently exercisable by Kirlin Securities, Inc. and its affiliates to purchase 500,000 shares of common stock at $1.63 per share. Kirlin Securities, Inc. has demand registration rights on the shares of common stock issuable upon exercise of the warrants.
(9) The natural person or persons who exercise sole or shares voting and dispositive powers over the shares held of record by these entities are as follows: Greenleaf Capital Partners, LLC - Mr. Phillip LoRosso and Mr. Edmund McCormick, Kirlin Securities, Inc. - Mr. Anthony Kirincic.

                                   MANAGEMENT

Our Officers

     Our officers are:

  Name                       Age             Position
  ----                       ---             --------
  Walter M Groteke            30        Chairman of the Board, President and
                                        Chief Executive Officer
  Walter R. Groteke           53        Vice President - Sales and Marketing
  Peter C. Castle             32        Vice President-Finance, Treasurer
                                        and Secretary
----------

     Mr. Peter C. Castle has been our Vice President-Finance since January 2000, Controller from August 1998 until December 1`999 and Treasurer and Secretary since August 1999. From 1996 through July 1998, Mr. Castle was the Southeast Regional Finance Manager for Megellan Health Service, Inc., a $1.6 billion managed behavioral care company based in Georgia. Prior thereto, Mr. Castle was the Controller for Physician's Care Network of NY, Inc.


Executive Compensation

   The following table sets forth the annual and long-term compensation with regard to the Chairman/Chief Executive Officer and each of the other executive officers of the Company who received more than $100,000 for services rendered during the fiscal year ended June 30, 2000.

                           Summary Compensation Table

                                                       Annual Compensation
                                       ----------------------------------------------------
            Name and                                                         Other annual
       Principal Position              Fiscal Year     Salary (1)    Bonus  compensation (2)
-------------------------------------  -----------     ---------     -----  ---------------
Walter M. Groteke                         2000         $ 130,000    $    -      $    -
 Chairman and Chief Executive Officer     1999           101,250         -           -
                                          1998               -           -           -
Daniel G. Stephens                        2000           130,000         -           -
 Vice Chairman and Chief Information      1999           101,250         -           -
 Officer                                  1998               -           -           -
Walter R. Groteke                         2000           154,740         -           -
 Vice President                           1999               -           -           -
                                          1998               -           -           -

(1) Represents compensation received under employment agreements. Mr. Stephens resigned as an officer and director of the Company in July 2000.

                                       12

(2) Other annual compensation excludes certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary disclosed in the table for the respective officer.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information concerning options exercised during the year ended June 30, 2000 by the named executive officers and the value of unexercised options held by them as of June 30, 2000.

                                           Number of Securities          Value of Unexercised
                     Shares               Underlying Unexercised             In-The-Money
                   acquired on               Options at Fiscal             Options at Fiscal
                                  Value         Year End (#)                 Year End ($)
Name              Exercise (#)  Realized   Exercisable  Unexercisable   Exercisable  Unexercisable
----              -----------   --------   -----------  -------------   -----------  -------------
                                  ($)
                                  ---
Walter M. Groteke         -       -              -         200,000           -         $ 724,000
Daniel G. Stephens        -       -              -         200,000           -         $ 724,000
Walter R. Groteke         -       -              -         200,000           -         $ 724,000
Peter C. Castle           -       -              -          40,000           -         $  10,000

(1)    Based upon the closing price of common stock of $5.25 on June 30, 2000.

Employment Agreements

     Walter M. Groteke entered into an employment agreement effective October 2000 pursuant to which he is employed as our Chief Executive Officer. The agreement is for a term of five years at an annual salary of $275,000, subject to cost of living increments. The employment agreement with Mr. Groteke further provides for certain payments following death or disability, for certain fringe benefits such as reimbursement for reasonable expenses and participation in medical plans, and for accelerated payments in the event of change of control of the Company.

Stock Option Plans

     In June 1998, the Company adopted a 1998 Long Term Incentive Plan (the "1998 Incentive Plan") in order to motivate qualified employees of the Company, to assist the Company in attracting employees and to align the interests of such persons with those of the Company's shareholders.

     The 1998 Incentive Plan provides for a grant of "incentive stock options," "non-qualified stock options," restricted stock, performance grants and other types of awards to officers, key employees, consultants and independent contractors of the Company and its affiliates.

     The 1998 Incentive Plan, which is administered by the Board of Directors, authorizes the issuance of a maximum of 282,500 shares of common stock, which may be either newly issued shares, treasury shares, reacquired shares, shares purchased in the open market or any combination thereof. If any award under the 1998 Incentive Plan terminates, expires unexercised, or is canceled, the shares of common stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards.

     In July 2000, the Company adopted its 2000 Long Term Incentive Plan (the "2000 Incentive Plan") in order to motivate qualified employees of the Company, to assist the Company in attracting employees and to align the interests of such persons with those of the Company's shareholders.


Compensation Committee Interlocks and Insider Participation

     During fiscal 1999, the Company's Compensation Committee consisted of Messrs. Ed Lavin, James A. Cannavino and Walter R. Groteke. Except for Mr. Walter R. Groteke, who is an officer and director of the Company, none of these persons were officers or employees of the Company during fiscal 1999 nor had any relationship not disclosed in this Proxy Statement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


  The compensation of our executive officers is generally determined by the Compensation Committee of the board of directors, subject to applicable employment agreements and incentive plans. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2000 is furnished by the directors who comprised the Compensation Committee during fiscal 2000.

Executive Compensation Objectives

  Our  compensation  programs  are  intended to enable us to attract,  motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, the ability to receive cash incentive bonuses and stock-based compensation.

  Stock options are granted to employees, including our executive officers, by the Compensation Committee under our stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing our company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the fair market value of common stock on the date of grant and have a maximum term of ten years. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

Determining Executive Officer Compensation

  The Compensation Committee annually establishes, subject to the approval of the board of directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

  For fiscal 2000, pursuant to the terms of his then current employment agreement with us, Mr. Daniel G. Stephens, our then Vice Chairman and Chief Information Officer, received a base salary of $150,000. In light of this employment agreement, the Compensation Committee was not required to make any decision regarding his compensation. Mr. Walter R. Groteke, our Vice President - Sales and Marketing, received a base salary of $150,000 consistent with his existing salary. The Compensation Committee determined that the compensation to these persons was appropriate.

Compensation of Chief Executive Officer

  For fiscal 2000, pursuant to the terms of his employment agreement with us, Mr. Walter M. Groteke, our Chairman and Chief Executive Officer, received a base salary of $150,000. In light of his then current employment agreement, the Compensation Committee was not required to make any decision regarding the compensation of Mr. Groteke.

Tax Considerations

  One of our objectives is to maintain cost-effective and tax efficient executive compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any one of the named executive officers identified in this proxy statement unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon attainment of performance goals approved by shareholders. Our plans, to the extent they are approved by shareholders, are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of our company and our shareholders, but which may not always qualify for full tax deductibility.

    The Compensation Committee

         Ed Lavin  (Chairman)
         James A. Cannavino

                       PERFORMANCE GRAPH

    The following graph sets forth the cumulative total return to the Company's shareholders during the period indicated as well as an overall stock market index (S & P SmallCap 600 Index) and the Company's peer group index (S & P Computer Software & Services):

                 COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG NETWOLVES CORPORATION,
                  THE S & P SMALLCAP 600 INDEX AND A PEER GROUP

                                              Cumulative Total Return
--------------------------------------------------------------------------------
                                     03/01/1999        06/1999          6/00
NETWOLVES CORPORATION                  100.00           182.00          80.50
PEER GROUP                             100.00           111.93         133.73
S & P SMALLCAP 600                     100.00           116.91         148.99

* $100 INVESTED ON 3/1/99 IN STOCK OR ON 2/28/99 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

                             AUDIT COMMITTEE REPORT


  The Audit Committee has adopted a charter to set forth its responsibilities. A copy of the charter is attached as Exhibit "B" to this proxy statement.

  The Audit Committee has reviewed and discussed the company's audited financial statements as of and for the year ended June 30, 2000 with management and the company's independent public accountants.

  The Audit Committee has also received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent public accountants their independence.

  Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2000 for filing with the Securities and Exchange Commission.

  The Audit Committee:

     Ed Lavin
     James A. Cannavino




          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Richard A. Eisner & Co., LLP acted as our independent public accountants for the fiscal year ended June 30, 2000. A representative of Richard A. Eisner & Co., LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of our Annual Report to Shareholders for the fiscal year ended June 30, 2000 has been provided to all shareholders as of the Record Date. Shareholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     We must receive stockholder proposals with respect to our next annual meeting of shareholders no later than September 1, 2001 to be considered for inclusion in our next Proxy Statement.

                                  By Order of the Board of Directors,

                                          WALTER M. GROTEKE
                                         Chairman of the Board

Dated:  January 17, 2001
Melville, New York

                                                                       Exhibit A
                              NETWOLVES CORPORATION
                             2000 Stock Option Plan
                             ----------------------

SECTION 1.  GENERAL PROVISIONS
            ------------------
1.1.  Name and General Purpose
      ------------------------
     The name of this plan is the NETWOLVES CORPORATION 2000 Stock Option Plan (hereinafter called the "2000 Plan"). The 2000 Plan is intended to be a broadly-based incentive plan which enables NETWOLVES CORPORATION (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining directors, officers and employees of, and consultants to, the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such directors, officers, employees and consultants to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2  Definitions
     -----------
     a. "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

     b.   "Board" means the Board of Directors of the Company.

     c. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

          (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

          (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as hereinafter defined), are elected within any single 12-month period to serve on the Board of Directors; or

          (iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

          (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying Change in Control under subparagraphs (i),
     (ii) or (iii) of this paragraph (b),consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subparagraph (i) of this definition solely because 25% or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer, the majority interest in which is held, directly or indirectly, by the Company. For purposes of this definition, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Exchange Act, and in the regulations promulgated thereunder, as in effect on July 6, 2000; and the term "Incumbent Board" shall mean (A) the members of the Board of Directors of the Company on July 6, 2000, to the extent that they continue to serve as members of the Board of Directors, and (B) any individual who becomes a member of the Board of Directors after July 6, 2000, if his election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board.

     d. "Committee" means the Committee referred to in Section 1.3 of the 2000 Plan.

     e. "Common Stock" means shares of the Common Stock, par value $.0033 per share, of the Company.

     f. "Company" means NETWOLVES CORPORATION, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     g. "Fair  Market  Value"  means the market price of the Common Stock on The
Nasdaq Stock Market on the date of the grant or as reported on any other exchange on which the Common Stock is then traded on such date or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on any such exchange, Fair Market Value shall be determined by the Committee.

     h. "Non-Employee Director" shall have the meaning set forth in Rule 16(b) promulgated by the Securities and Exchange Commission ("Commission").

     i. "Option" means any option to purchase Common Stock under Section 2 of the 2000 Plan.

     j. "Option Agreement" means the option agreement described in Section 2.4 of the 2000 Plan.

     k. "Participant" means any director, officer, employee or consultant of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the 2000 Plan.

     l. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

     m. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3  Administration of the Plan
     --------------------------
     The 2000 Plan shall be administered by the Board or by the Committee appointed by the Board. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the 2000 Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the 2000 Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4  Eligibility
     -----------
     Stock Options may be granted only to directors, officers, employees or consultants of the Company or a Subsidiary or Affiliate. Any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5  Shares
     ------
     The aggregate number of shares reserved for issuance pursuant to the 2000 Plan shall be 1,500,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the 2000 Plan.

1.6  Adjustments Due to Stock Splits,
      Mergers, Consolidation, Etc.
     -------------------------------
     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the 2000 Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the 2000 Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, (a) all Options outstanding on the date of such Change in Control shall, for a period of sixty (60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

1.7  Non-Alienation of Benefits
     --------------------------
     Except as herein specifically provided, no right or unpaid benefit under the 2000 Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8  Withholding or Deduction for Taxes
     ----------------------------------
     If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9  Administrative Expenses
     -----------------------
     The entire expense of administering the 2000 Plan shall be borne by the Company.

1.10 General Conditions
     ------------------
     a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the 2000 Plan, provided that, without the Participant's approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

     b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the 2000 Plan, including, without limitation, and irrespective of the provisions of Section 2.3(c) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable.

     c. Nothing contained in the 2000 Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

     d. Nothing in the 2000 Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company (or such Subsidiary or Affiliate) at any time.

     e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the 2000 Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11  Compliance with Applicable Law
      ------------------------------
     Notwithstanding any other provision of the 2000 Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12  Effective Dates
      ---------------
     The 2000 Plan was adopted by the Board effective July 6, 2000. The 2000 Plan shall terminate on July 5, 2010.


Section 2.  OPTION GRANTS
            -------------
2.1  Authority of Committee
     ----------------------
     Subject to the provisions of the 2000 Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and
(iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock Options granted under the 2000 Plan shall be non-qualified stock options.

     The Committee shall have the authority to grant Options.

2.2  Option Exercise Price
     ---------------------
     The price of stock purchased upon the exercise of Options granted pursuant to the 2000 Plan shall be the Fair Market Value thereof at the time that the Option is granted.

     The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3  Option Grants
     -------------
     Each Option will be subject to the following provisions:

     a.   Term of Option
          --------------
     An Option will be for a term of not more than ten years from the date of grant.


     b.   Exercise
          --------
     (i)  By an Employee:
          --------------
     Subject to the power of the Committee under Section 1.10(b) above and except in the manner described below upon the death of the optionee, an Option may be exercised only in installments as follows: up to one-third of the subject shares on and after the first anniversary of the date of grant, up to two-thirds of the subject shares on and after the second anniversary of the date of grant, up to all of the subject shares on and after the third such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

     An Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

     Upon termination of all such employment by Total Disability, the optionee may exercise such Options at any time within three years thereafter, but only to the extent such Option is exercisable on the date of such termination.

     In the event of the death of an optionee (i) while an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within three months after termination of all such employment or provision of services (other than for Total Disability) or
(iii) within three years after termination on account of Total Disability of all such employment or provision of services, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination.

  (ii) By Persons other than Employees:
       -------------------------------
     If the optionee is not an employee of the Company or the parent corporation of the Company or any Subsidiary or Affiliate, the vesting of such optionee's right to exercise his Options shall be established and determined by the Committee in the Option Agreement covering the Options granted to such optionee.

     Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

     c.   Transferability
          ---------------
     An Option granted under the 2000 Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, or, as determined by the Board or the Committee, to (i) a member or members of the optionee's family,
(ii) a trust, (iii) a family limited partnership or (iv) a similar estate planning vehicle primarily for members of the optionee's family.

2.4  Agreements
     ----------
     In consideration of any Options granted to a Participant under the 2000 Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the 2000 Plan, such terms as the Committee may deem advisable.

                                                                       Exhibit B
                              NETWOLVES CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                         ------------------------------

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     -- Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     -- Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     -- Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised such number of directors as determined by the Board, but no less than three directors, each of whom shall be an independent director (as such is defined by Nasdaq rules), free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background resulting in the individual's financial sophistication.

     Audit Committee members shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures. The Audit Committee has the authority to conduct independent investigations and report to the Board of Directors regarding the results.

III. Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss the following items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards 61:

          (a) the auditor's responsibilities in accordance with generally accepted accounting standards;

          (b) the initial selection of and changes in significant accounting policies or their application;

          (c)  managements' judgments and accounting estimates;

          (d)  significant audit adjustments;

          (e) other information in documents containing audited financial statements, such as the MDandA;

          (f)  disagreements with management;

          (g)  consultation with other accountants;

          (h)  major issues discussed with management prior to retention;

          (i)  difficulties encountered in performing the audit; and

          (j) the auditor's judgments about the quality of the Company's accounting principles.

     Independent Auditors
     --------------------

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair their independence.

     8.   Review the independent auditors audit plan and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including the matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards 61, as then in effect.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Legal Compliance
     ----------------

     11. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities
     --------------------------------------

     12.  Annually   prepare  a  report  to  shareholders  as  required  by  the
          Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

        NETWOLVES CORPORATION BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING
                                FEBRUARY 23, 2001

     The undersigned hereby appoints WALTER M. GROTEKE and WALTER R. GROTEKE, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NETWOLVES CORPORATION, a New York corporation, at the Annual Meeting of Shareholders scheduled to be held on February 23, 2001 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE 2000 STOCK OPTION PLAN.

                  (Continued and to be signed on reverse side)
                                SEE REVERSE SIDE

     The Board of Directors recommends a vote FOR the election of directors.

     1. Election of the following nominees, as set forth in the proxy statement:

          NOMINEES:           Ed Lavin and Myron Levy

         [  ]  FOR all nominees listed          [  ] WITHHOLD authority to vote

     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)
     ---------------------------------------------------------------------------

     The Board of Directors recommends a vote FOR the following proposal:

     2.   Approval of  the 2000 Stock Option Plan.

     FOR  [    ]         AGAINST  [    ]          ABSTAIN   [    ]

     3. Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

     SIGNATURE(S)___________________________   ____________________________

     DATED:   ________________ , 2001